AGREEMENT, dated March 6, 2000, by and between COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation, the ("Company"), and BLUM TECHNOLOGY TRUST ("BTT") an entity for which BENTLEY J. BLUM is the trustee,

                              W I T N E S S E T H:

     WHEREAS the Company owns 100% of Commodore Environmental Services, LLC and

     WHEREAS Commodore Environmental Services, LLC owns 100 shares of Common Stock (the "Common Stock") of Commodore Polymer Technologies, Inc. ("Polymer"); and

     WHEREAS the Company desires to sell to BTT, 100 shares of Polymer for a purchase price of $1,588,902.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties agree as follows:

     As of the date of hereof, the Company shall sell to BTT 100 shares of Common Stock of Polymer for $1,588,902.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                         COMMODORE ENVIRONMENTAL
                                         SERVICES, INC.

                                    By:   /s/Jerry Karlik
                                         -----------------------------
                                         Jerry Karlik - Vice President


                                         BLUM TECHNOLOGY TRUST

                                    By:   /s/Bentley J. Blum
                                         -----------------------------
                                         Bentley J. Blum - Trustee